                                                                    Exhibit 99.1

[JLG Logo]

JLG INDUSTRIES, INC.                                              PRESS RELEASE
1 JLG Drive                                               FOR IMMEDIATE RELEASE
McConnellsburg, PA 17233-9533
Telephone (717) 485-5161
Fax (717) 485-6417
www.jlg.com

                                                           CONTACT: JUNA ROWLAND
                                       DIRECTOR - CORPORATE & INVESTOR RELATIONS
                                                      (240) 313-1816, IR@JLG.COM

                      JLG ANNOUNCES THIRD QUARTER RESULTS
            COMPANY CONTINUES REDUCING DEBT AND INCREASING CASH FLOW

         MCCONNELLSBURG, PA, MAY 28, 2002 - JLG Industries, Inc. (NYSE: JLG) today announced results for its fiscal third quarter ended April 30, 2002 with revenues of $209 million compared to prior year revenues of $219 million. Net income, including one-time charges, was $836 thousand, or $.02 per diluted share compared to $10.7 million, or $.25 cents per diluted share a year ago. During the third quarter, the Company recorded a $6.6 million pre-tax repositioning charge reducing earnings by $.10 per diluted share. This charge reflected the previously announced closure of the Orrville, OH assembly facility and relocation of production to the JLG facility in McConnellsburg, PA. Net income, excluding this charge, was $5.3 million, or $.12 per diluted share. Non-cash charges were $4.3 million out of the $6.6 million. Free cash flow, including limited recourse portfolio syndications by Access Financial Solutions (AFS), was $61 million, an improvement of $115 million over last year's use of cash of $54 million.

         Year-to-date, sales were $521 million compared to $682 million in the same period last year, which included fiscal 2001's record first six months. Net income, including one-time charges, was $4.5 million, or $.11 per diluted share, compared with $28.6 million, or $.67 per diluted share a year ago. Net income, excluding the repositioning charge, was $9.0 million, or $.21 per diluted share. Free cash flow was $147 million through the first nine months of fiscal year.

         "While continuing to successfully manage for the short-term economic situation by focusing on cash, we have not sacrificed a solid foundation for the future," stated Bill Lasky, Chairman of the Board, President and Chief Executive Officer. "We have seen some encouraging signs that the recession affecting our industry may have reached the bottom but a question remains as to whether we are looking at a "V" shaped or a more extended "U" shaped recovery period. Our customers remain rightfully cautious, preferring to see hard signals that the economy is on the mend before committing to more aggressive fleet replacement plans; however, we remain cautiously optimistic. We continue to implement ongoing cost savings and cash positive initiatives, invest in new product innovations and in our European infrastructure such as our new Belgium assembly facility. By continuing to execute these key strategic imperatives, JLG is well positioned for the eventual upturn in the economy and continued growth."

                                     (more)

JLG Industries, Inc. - page 2

THIRD QUARTER FINANCIAL SUMMARY

o North American revenues were $161 million, 6 percent lower than last year, but up 40 percent sequentially.

o European revenues were $38 million, down 3 percent from the prior-year, but up 11 percent sequentially.

o Aerial work platform sales were $128 million, down 14 percent, but up 36 percent sequentially.

o Telehandler sales were $21 million, 13 percent lower year-on-year, but up 11 percent on a sequential basis.

o Excavator sales were $17 million, comparatively equal to last year, but up 16 percent sequentially.

o Selling, administrative and product development expenses were reduced 3 percent year-on-year.

o Free cash flow was $61 million (including AFS limited recourse syndications), an improvement of $115 million over last year's use of cash of $54 million.

YEAR-TO-DATE FINANCIAL SUMMARY

o Free cash flow was $147 million (including AFS limited recourse syndications), an improvement of $334 million over last year's use of cash of $187 million.

o Excluding the AFS limited recourse liability, total debt was reduced by $148 million.

o        North American revenues were $388 million, down 27 percent.

o        European revenues were $111 million, down 11 percent.

o        Trade working capital was reduced by $104 million.


FINANCIAL OVERVIEW

         According to Jim Woodward, Senior Vice President and Chief Financial Officer, "While total revenues were less than five percent below last year's third quarter, the manufacturing profit was off by 27 percent, reflecting two primary issues: volume related production costs, and an increase in product liability expense. Margin reductions were partially offset by a favorable product mix, due mainly to sales of new products, continuing profitability of Access Financial Solutions and the elimination of goodwill amortization.

          "Our ongoing fiscal discipline resulted in a continuing reduction in selling, administrative and product development expenses, down 16 percent on a year-to-date basis. As announced in February, we are in the process of closing the Orrville, Ohio facility with an associated one-time pre-tax charge of $7.7 million, of which $6.6 million was recorded in the third quarter, with $6.1 million classified as a restructuring charge and $504 thousand in cost of sales. Interest expense is also significantly below last year due to lower average debt levels and reduced rates.

         "Including off-balance sheet operating leases, but excluding the AFS limited recourse liabilities, total debt was reduced by an additional $61 million in the quarter resulting in a debt-to-total capitalization of 40 percent compared with 46 percent at the end of the previous quarter and 53 percent at the end of fiscal 2001. Year to date,

                                     (more)

JLG Industries, Inc. - page 3


total debt has been reduced by $148 million reflecting our continued focus on the balance sheet.

         "In its first year of operations, Access Financial Solutions strengthened its profitability and moved toward becoming a self-funding business unit offering specialized equipment acquisition options for our customers. AFS achieves this goal by bringing traditional third-party lenders into a transaction, or via lease origination and the subsequent monetization of the portfolio in secondary financial markets. Year-to-date, AFS has successfully monetized $56.5 million through syndication transactions and arranged for another $41.3 million through third party financings for our customers. The $42 million in pledged finance receivables and offsetting limited recourse liabilities reflects some of the results of these monetization activities. The finance receivables of AFS represent secured financing, collateralized by the underlying value of JLG equipment. In combination with JLG Equipment Services, which remanufactures and remarkets used and off-lease equipment, AFS is an attractive partner for traditional equipment lenders. Beginning this quarter, AFS has been reported as a separate JLG business segment."


OUTLOOK

         Commenting on the remainder of the year, Lasky noted, "We are prudently managing our business. We remain the industry leader and, despite the current economic climate, we are succeeding where others are not. Of key importance to our ongoing success are the 23 new products and accessories unveiled at the CON-EXPO trade show in March, including our 135-foot boom lift, the Transformer(TM) machine, the all-wheel-steer telehandler product lines and the Workstation in the Sky(TM) accessory packages. Our customers at the show received these products enthusiastically, and we are particularly encouraged by the acceptance of our new European telehandler product family.

         "We remain committed to free cash flow, cost containment, global supply chain management, and selected investments for our future. We are intently focused on maximizing shareholder value by our ongoing commitment to innovative new products, superior customer service and the long-term growth of our current business, both organically and via strategic acquisitions. Most importantly, we remain dedicated to give our customers, and ultimately the end-users, the products and services they need to be successful.

         "As we stated at the end of last quarter, we still expect sales for the second half to be approximately equal to the same period last year. While full year earnings per share are now expected to be in the range of $.60 to $.65, excluding the repositioning charges and goodwill impairment, free cash flow of approximately $175 million will be better than our previous estimate."



                                     (more)

JLG Industries, Inc. - page 4

CONFERENCE CALL

      The Company will host a conference call on Wednesday, May 29, 2002 at 9:00 a.m. Eastern Time. Dial-in number is (800) 289-0468, access code: 573879 or via the Internet at www.jlg.com under the Investors section. An accompanying slide presentation will also be available via the Internet at www.jlg.com. Please dial into the conference 10 minutes prior to the start. A recording of this conference call will be available at (888) 203-1112 access code 573879 until midnight on June 11, 2002.


ABOUT JLG

      JLG Industries, Inc. is the world's leading producer of mobile aerial work platforms and a leading producer of telehandlers and telescopic hydraulic excavators marketed under the JLG(R) and Gradall(R) trademarks. Sales are made principally to rental companies and distributors that rent and sell the Company's products to a diverse customer base, which include users in the industrial, commercial, institutional and construction markets. JLG's manufacturing facilities are located in the United States and Belgium, with sales and service locations on six continents.

      This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, including but not limited to those relating to financial projections and future financial performance, cost-cutting and manufacturing improvement efforts, future market conditions and trends, the growth of the Company's businesses, product demand, the introduction of new products, and the opening of new facilities. The forward-looking statements in this announcement may involve certain risks and uncertainties, which could cause actual results to differ materially, including cyclical demand, a consolidating customer base, competition, continued innovation, product liability, availability of product components, and other risks, as detailed in the Company's SEC reports, including the report on Form 10-Q for the quarter ended January 31, 2002.

                    For more information, visit www.jlg.com.


                                 (Tables follow)

JLG Industries, Inc. - page 5


                              JLG INDUSTRIES, INC.
                 CONSOLIDATED SELECTED SUPPLEMENTAL INFORMATION
                           (in thousands) (unaudited)

                                                        Three Months Ended              Nine Months Ended
                                                             April 30,                       April 30,
SEGMENT INFORMATION                                    2002            2001            2002            2001
                                                       ----            ----            ----            ----
External revenues:
   Machinery                                        $ 165,857       $ 189,371       $ 425,352       $ 590,352
   Equipment Services                                  39,361          28,239          85,259          89,251
   Access Financial Solutions                           3,514           1,863          10,635           2,673
                                                    ---------       ---------       ---------       ---------
                                                    $ 208,732       $ 219,473       $ 521,246       $ 682,276
                                                    =========       =========       =========       =========

Segment profit (loss):
   Machinery                                        $   3,283       $  21,014       $  11,101       $  63,842
   Equipment Services                                   8,021           5,915          19,717          19,914
   Access Financial Solutions                             937             (71)          3,566          (1,437)
   General corporate expenses                          (8,059)         (5,615)        (20,248)        (24,140)
                                                    ---------       ---------       ---------       ---------
                                                    $   4,182       $  21,243       $  14,136       $  58,179
                                                    =========       =========       =========       =========

PRODUCT GROUP REVENUES
   Aerial work platforms                            $ 128,317       $ 148,985       $ 327,909       $ 484,858
   Material handlers                                   20,600          23,660          53,328          60,651
   Excavators                                          16,940          16,726          44,115          44,794
   After-sales service and support, including
     parts sales, and used and reconditioned
     equipment sales                                   37,538          26,526          78,618          85,169
   Rentals                                              2,306           2,128           7,890           4,909
   Financial products                                   3,031           1,448           9,386           1,895
                                                    ---------       ---------       ---------       ---------
                                                    $ 208,732       $ 219,473       $ 521,246       $ 682,276
                                                    =========       =========       =========       =========

GEOGRAPHIC REVENUES
   United States                                    $ 158,153       $ 168,775       $ 378,218       $ 520,681
   Europe                                              37,521          38,487         110,530         124,409
   Other international                                 13,058          12,211          32,498          37,186
                                                    ---------       ---------       ---------       ---------
                                                    $ 208,732       $ 219,473       $ 521,246       $ 682,276
                                                    =========       =========       =========       =========
FREE CASH FLOW
   Cash flow from net income plus
      non-cash charges                              $   2,939       $  23,851       $  20,400       $  56,127
   Accounts receivable (1)                            (47,124)        (21,117)         33,606         (19,743)
   Inventory                                          (13,465)        (38,470)         26,455        (128,929)
   Finance receivables (2)                             34,878          13,029          27,216         (39,395)
   Other assets and liabilities                        76,492         (23,174)         38,073         (34,928)
   Purchases of PP&E                                   (3,675)         (5,318)        (10,246)        (10,450)
   Proceeds from sale of PP&E                              13             (26)            150             123
   Purchases of equipment held for rental              (4,896)         (5,429)        (20,777)        (21,015)
   Proceeds from sales of equipment
     held for rental                                   15,374           6,149          21,214          27,629
   Proceeds from sale of joint venture                   --              --              --             4,000
   Other (1)                                              369          (3,147)         10,754         (20,422)
                                                    ---------       ---------       ---------       ---------
   Free cash flow                                   $  60,905       ($ 53,652)      $ 146,845       ($187,003)
                                                    =========       =========       =========       =========


(1) Includes changes in accounts receivable securitization and other off-balance sheet debt.

(2)  Excludes pledged receivable monetization.


                                     (more)

JLG Industries, Inc. - page 6

                              JLG INDUSTRIES, INC.
                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                                   (unaudited)

                                                              Three Months Ended
                                                                   April 30,
                                                  2002               2002                 2001
                                                  ----               ----                 ----
                                              As reported        As adjusted (1)
Revenues
  Net sales                                    $ 203,395           $ 203,395           $ 215,897
  Rentals                                          2,306               2,306               2,128
  Financial products                               3,031               3,031               1,448
                                               ---------           ---------           ---------
                                                 208,732             208,732             219,473
Cost of sales                                    174,465             173,961             172,295
                                               ---------           ---------           ---------

Manufacturing profit                              34,267              34,771              47,178
Selling and administrative expenses               19,188              19,188              19,616
Product development expenses                       3,736               3,736               3,904
Goodwill amortization                               --                  --                 1,529
Restructuring                                      6,091                --                  --
                                               ---------           ---------           ---------

Income from operations                             5,252              11,847              22,129

Other income (deductions):
  Interest expense                                (3,345)             (3,345)             (6,335)
  Miscellaneous, net                                (659)               (659)              1,143
                                               ---------           ---------           ---------

Income before taxes                                1,248               7,843              16,937

Income tax provision                                 412               2,588               6,276
                                               ---------           ---------           ---------

Net income                                           836               5,255           $  10,661
                                               =========           =========           =========

Earnings per common share                      $     .02           $     .12           $     .26
                                               =========           =========           =========
Earnings per common share -
  assuming dilution                            $     .02           $     .12           $     .25
                                               =========           =========           =========

Cash dividends per share                       $    .005           $    .005           $     .01
                                               =========           =========           =========

Weighted average shares outstanding               42,107              42,107              41,699
                                               =========           =========           =========
Weighted average shares outstanding -
  assuming dilution                               43,816              43,816              42,271
                                               =========           =========           =========


(1) The "As adjusted" column excludes the $6,091 restructuring and $504 associated charges.

                                     (more)

JLG Industries, Inc. - page 7


                              JLG INDUSTRIES, INC.
                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                                   (unaudited)


                                                               Nine Months Ended
                                                                    April 30,
                                                 2002                 2002               2001
                                                 ----                 ----               ----
                                              As reported        As adjusted (1)
Revenues
  Net sales                                    $ 503,970           $ 503,970           $ 675,472
  Rentals                                          7,890               7,890               4,909
  Financial products                               9,386               9,386               1,895
                                               ---------           ---------           ---------
                                                 521,246             521,246             682,276
Cost of sales                                    432,389             431,885             541,133
                                               ---------           ---------           ---------

Manufacturing profit                              88,857              89,361             141,143
Selling and administrative expenses               54,049              54,049              65,646
Product development expenses                      11,403              11,403              11,924
Goodwill amortization                               --                  --                 4,508
Restructuring                                      6,091                --                  --
                                               ---------           ---------           ---------

Income from operations                            17,314              23,909              59,065

Other income (deductions):
  Interest expense                               (11,710)            (11,710)            (16,443)
  Miscellaneous, net                               1,167               1,167               2,719
                                               ---------           ---------           ---------

Income before taxes                                6,771              13,366              45,341

Income tax provision                               2,235               4,411              16,776
                                               ---------           ---------           ---------

Net income                                     $   4,536           $   8,955           $  28,565
                                               =========           =========           =========

Earnings per common share                      $     .11           $     .21           $     .68
                                               =========           =========           =========
Earnings per common share -
  assuming dilution                            $     .11           $     .21           $     .67
                                               =========           =========           =========

Cash dividends per share                       $     .02           $     .02           $     .03
                                               =========           =========           =========

Weighted average shares outstanding               41,931              41,931              42,271
                                               =========           =========           =========
Weighted average shares outstanding -
  assuming dilution                               42,896              42,896              42,802
                                               =========           =========           =========


(1) The "As adjusted" column excludes the $6,091 restructuring and $504 associated charges.

                                     (more)

JLG Industries, Inc. - page 8


                              JLG INDUSTRIES, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                      (in thousands, except per share data)

                                                                   April 30,           July 31,
                                                                      2002               2001
                                                                   ---------           ---------
ASSETS                                                            (unaudited)
Current assets
   Cash and cash equivalents                                       $   3,291           $   9,254
   Accounts receivable (1)                                           208,308             189,913
   Finance receivables                                                23,199              16,760
   Pledged finance receivables                                         6,281                --
   Inventories                                                       163,379             189,841
   Other current assets                                               27,289              18,787
                                                                   ---------           ---------
      Total current assets                                           431,747             424,555
Property, plant and equipment                                         85,439              98,403
Equipment held for rental                                             23,599              20,002
Finance receivables, less current portion                             79,942             115,071
Pledged finance receivables, less current portion                     35,833                --
Goodwill                                                             140,164             140,164
Other assets                                                          19,938              27,394
                                                                   ---------           ---------
                                                                   $ 816,662           $ 825,589
                                                                   =========           =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
   Short-term debt                                                 $  15,109           $  22,193
   Current portion of limited recourse liability                       7,939                --
   Accounts payable                                                  122,463              76,723
   Accrued expenses                                                   59,734              70,887
                                                                   ---------           ---------
      Total current liabilities                                      205,245             169,803
Long-term debt, less current portion                                 191,498             276,994
Limited recourse liability, less current portion                      34,175                --
Accrued post-retirement benefits                                      24,629              23,757
Other long-term liabilities                                            9,968               9,601
Provisions for contingencies                                          11,992              11,993
Shareholders' equity
   Capital stock:
      Authorized shares:  100,000 at $.20 par value
      Outstanding shares:  42,723; fiscal 2001 - 42,144                8,545               8,429
      Additional paid-in capital                                      16,470              14,256
   Retained earnings                                                 323,299             319,607
   Unearned compensation                                              (2,412)             (3,377)
   Accumulated other comprehensive income                             (6,747)             (5,474)
                                                                   ---------           ---------
      Total shareholders' equity                                     339,155             333,441
                                                                   ---------           ---------
                                                                   $ 816,662           $ 825,589
                                                                   =========           =========

(1) Net of accounts receivable securitization of $0 at April 30, 2002 and $50,600 at July 31, 2001.

                                     (more)

JLG Industries, Inc. - page 9


                              JLG INDUSTRIES, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                                              Nine Months Ended
                                                                                   April 30
                                                                           2002                2001
                                                                        ---------           ---------
OPERATIONS
   Net income                                                           $   4,536           $  28,565
   Adjustments to reconcile net income to
   cash flow from operating activities:
     Gain from sale of joint venture                                         --                (1,008)
     Loss on sale of property, plant and equipment                            372               1,590
     Gain on sale of equipment held for rental                             (7,475)             (2,205)
     Non-cash charges and credits:
       Depreciation and amortization                                       15,813              19,885
       Other                                                                6,753               8,899
     Changes in selected working capital items:
       Accounts receivable (1)                                            (16,994)            (28,619)
       Inventories                                                         26,455            (128,929)
       Accounts payable                                                    45,759             (19,254)
       Other operating assets and liabilities                              (7,689)            (15,658)
     Changes in finance receivables                                       (14,898)            (39,395)
     Changes in other assets and liabilities                                    3                 (16)
                                                                        ---------           ---------
   Cash flow from operating activities                                     52,635            (176,145)
INVESTMENTS
   Purchases of property, plant and equipment                             (10,246)            (10,450)
   Proceeds from sale of property, plant and equipment                        150                 123
   Purchases of equipment held for rental                                 (20,777)            (21,015)
   Proceeds from sale of equipment held for rental                         21,214              27,629
   Proceeds from sale of joint venture                                       --                 4,000
                                                                        ---------           ---------
   Cash flow from investing activities                                     (9,659)                287
FINANCING
   Net increase in short-term debt                                         (7,087)             10,923
   Issuance of long-term debt                                             333,954             417,287
   Repayment of long-term debt                                           (419,446)           (243,446)
   Issuance of limited recourse liability                                  42,114                --
   Payment of dividends                                                      (843)             (1,279)
   Purchase of common stock                                                  --               (22,201)
   Exercise of stock options and issuance of restricted awards              3,276                (529)
                                                                        ---------           ---------
   Cash flow from financing activities                                    (48,032)            160,755
CURRENCY ADJUSTMENTS
   Effect of exchange rate changes on cash                                   (907)               (625)
                                                                        ---------           ---------
CASH
   Net change in cash and cash equivalents                                 (5,963)            (15,728)
   Beginning balance                                                        9,254              25,456
                                                                        ---------           ---------
   Ending balance                                                       $   3,291           $   9,728
                                                                        =========           =========

(1) Net of change in accounts receivable securitization of $50,600 for the period ending April 30, 2002 and $8,876 for the period at April 30, 2001.

                                      # # #